*Based on par value of investments as of 12/31/2018. Subject to change without notice. Category Par Value of Investments $345.2 Million Number of Investments 28 Range of Investment Balances $2-$31 Million Average First Mortgage Term 2.3 Years Average Investment Balance $12.3 Million Average Investment Capitalized LTV 64.9% Appendix A: Current Portfolio* Exhibit 99.1

Investments by Floating vs. Fixed Rate *Based on par value of investments as of 12/31/2018. Subject to change without notice. Portfolio Size of $345.2 Million Appendix A: Current Portfolio*

Investments by Loan Type Portfolio Size of $345.2 Million Appendix A: Current Portfolio* *Based on par value of investments as of 12/31/2018. Subject to change without notice.

Investments by Region Portfolio Size of $345.2 Million Appendix A: Current Portfolio* *Based on par value of investments as of 12/31/2018. Subject to change without notice.

Investments by Property Type Portfolio Size of $345.2 Million Appendix A: Current Portfolio* *Based on par value of investments as of 12/31/2018. Subject to change without notice.

*As of 12/31/2018. Subject to change without notice. Investment Portfolio Investment Type Current Investment Amount Property Type Origination or Purchase Date Initial Maturity Date First Mortgage $16.2M Hospitality 12/2018 1/2022 First Mortgage $23.5M Hospitality 12/2018 12/2020 First Mortgage $24.6M Multifamily 11/2018 12/2020 First Mortgage $5.2M Multifamily 11/2018 12/2021 First Mortgage $6.4M Multifamily 10/2018 11/2021 First Mortgage $14.0M Multifamily 10/2018 10/2020 First Mortgage $7.8M Multifamily 9/2018 10/2021 First Mortgage $22.4M Office 9/2018 9/2021 First Mortgage $12.8M Multifamily 8/2018 9/2021 First Mortgage $21.2M Multifamily 6/2018 7/2020 Appendix A: Current Portfolio*

*As of 12/31/2018. Subject to change without notice. Investment Portfolio (continued) Investment Type Current Investment Amount Property Type Origination or Purchase Date Initial Maturity Date First Mortgage $6.4M Multifamily 5/2018 6/2021 First Mortgage $31M Industrial 5/2018 5/2021 First Mortgage $6.3M Multifamily 4/2018 4/2021 First Mortgage $16.2M Retail 3/2018 4/2021 First Mortgage $13.5M Office 12/2017 1/2021 First Mortgage $13.8M Office 12/2017 12/2020 Credit Loan $3M Hospitality 3/2018 4/2023 Credit Loan $7.5M Office 9/2017 10/2027 CMBS $8.5M Hospitality 12/2018 6/2020 CMBS $9.9M Hospitality 9/2018 6/2021 Appendix A: Current Portfolio*

Investment Portfolio (continued) Investment Type Current Investment Amount Property Type Origination or Purchase Date Initial Maturity Date CMBS $10M Hospitality 8/2018 6/2020 CMBS $10M Hospitality 5/2018 5/2020 CMBS $22.7M Hospitality 5/2018 5/2020 CMBS $2M Hospitality 5/2018 5/2020 CMBS $5M Hospitality 2/2018 2/2020 CMBS $5M Hospitality 12/2017 12/2019 CMBS $15.3M Hospitality 9/2017 8/2019 CMBS $5.1M Retail 7/2017 7/2019 Appendix A: Current Portfolio* *As of 12/31/2018. Subject to change without notice.